Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 6, 1998 with respect to the consolidated financial statements of Business Men's Assurance Company of America and the financial statements of BMA Variable Annuity Account A included in the Registration Statement on Form N-4 and the related Statement of Additional Information accompanying the Prospectus of Variable Annuity Account A.

                                        /S/ ERNST & YOUNG LLP
                                        Ernst & Young LLP

Kansas City, Missouri
April 22, 1998